GUIDANT CORPORATION

                          Exhibit 23.1

                 Consent of Independent Auditors




We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Guidant Corporation of our report dated
February 3, 1998, included in the 1997 Annual Report to
Shareholders of Guidant Corporation.

Our audit also included the financial statement schedule of Guidant Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-00014 on Form S-3 dated January 17, 1996, Registration Statement Number 333-02334 on Form S-8 dated March 14, 1996 and in Registration Statement Number 333-17897 on Form S-8 dated December 16, 1996 of our report dated February 3, 1998, with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in the 1997 Annual Report (Form 10-K) for the year then ended December 31, 1997.

                                  s/Ernst & Young LLP


Indianapolis, Indiana
March 16, 1998